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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  -------------


                                    FORM 8-K


                                 CURRENT REPORT

                    Pursuant to Selection 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      January 9, 1997


                           WESTERN DIGITAL CORPORATION
             (Exact name of registrant as specified in its charter)


   Delaware                     1-8703                      95-2647125
(State or other              (Commission                   (IRS Employer
jurisdiction of              File Number)               Identification No.)
incorporation)

8105 Irvine Center Drive, Irvine, California                    92618
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code      (714) 932-5000


                                       N/A
(Former name or former address, if changed since last report)
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Item 5. Other Events

          The Rights Agreement dated as of December 1, 1988, by and between Western Digital Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (successor-in-interest to First Interstate Bank, Ltd.) (the "Rights Agent"), as amended by that certain Amendment No. 1 to Rights Agreement dated as of August 10, 1990, by and between the Company and the Rights Agent (collectively, the "Rights Agreement"), was amended as of January 15, 1997 in order to increase the initial Purchase Price for each one one-hundredth of a share of Preferred Stock from $50.00 to $300.00.

          The amendment described above was effected by that certain Amendment No. 2 to Rights Agreement dated as of January 15, 1997, by and between the Company and the Rights Agent.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

           Exhibit         Description
           -------         -----------
              1            Amendment No. 2 to Rights Agreement dated as of
                           January 15, 1997, by and between Western Digital
                           Corporation and American Stock Transfer & Trust
                           Company, as Rights Agent

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 15, 1997                WESTERN DIGITAL CORPORATION




                                       By: /S/ MICHAEL A. CORNELIUS
                                          -------------------------------------
                                          Michael A. Cornelius
                                          Vice President-Law and Administration
                                          and Corporate Secretary

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